EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-30319) of The Parts Source, Inc. of our report dated October 30, 1998, on our audits of the financial statements of the Ocala Distribution Center as of January 25, 1997 and January 31, 1998 and for the fiscal years then ended, which report is included in this Current Report on Form 8-K.



                           PricewaterhouseCoopers LLP

         Dallas, Texas
         November 11, 1998